UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K
 _____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 11, 2015
Date of Report (Date of earliest event reported)
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FEI COMPANY
(Exact name of registrant as specified in its charter)
 _____________________________________________

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)
(503) 726-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 _____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Management Variable Compensation Plan
On December 11, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of FEI Company (the “Company”) determined the metrics for payout to the Company's named executive officers (“executive officers”) and other members of the senior management under the Company's 2016 Management Variable Compensation Plan (the “MVP”). A summary is set forth below:

Funding of the Total MVP Pool

•
The total pool for payout to all participants under the MVP, including executive officers, is funded only if the Company's 2016 operating income (modified to exclude the financial impact of certain costs associated with restructuring, impact of mergers and acquisitions, legal settlements and other infrequently occurring items) (“operating income”) meets the minimum requirements under the 2016 Board-approved budget.

•	The total pool is limited to 15% of the operating income.

Payout to Individual Executive Officers

•
Each executive officer has a targeted individual incentive amount which is expressed as a percentage of his base salary. Payout to each executive officer may vary up or down against this targeted amount based on each of the following metrics, measured independently. The percentage weight of each metric out of the total targeted individual incentive (100%) is shown in parenthetical.

-	revenue growth (33.3%);

-	operating income margin improvement (33.3%); and

-	individual performance (33.3%).

•	No variable compensation is paid to an executive officer unless the following requirements are met:

-	For payout on revenue growth, Company performance must exceed the minimum revenue threshold approved by the Committee;

-	For payout on operating income margin improvement, Company performance must exceed the minimum operating income threshold approved by the Committee; and

-
For payout on individual performance, Company performance must meet or exceed the minimum thresholds for both revenue growth and operating income margin improvement and attainment of some portion of their management based objectives.

•
Each executive officer will receive a payout of 100% of his targeted incentive amount if the Company meets the 2016 Board-approved budget for revenue and operating income, and the executive officer satisfies entirely his individual performance objectives.

•
Payout for each of the revenue growth and operating income margin improvement metrics is accelerated for Company performance exceeding the 2016 Board-approved budget for revenue and operating income, respectively.

Total payout to each executive officer is capped at 200% of his total targeted incentive amount.

Equity Grants
On December 11, 2015, the Committee of the Board of the Company approved the grant of performance-based restricted stock units (“PRSUs”) effective December 11, 2015, from within the Company's 1995 Stock Incentive Plan to members of the Company's senior management, including the amounts granted to executive officers as set out in the table below. Vesting for these PRSUs will be determined by the Company’s average annual revenue growth during the period from January 1, 2016 through December 31, 2018. In addition, vesting is subject to minimum thresholds for average annual operating income and average annual average revenue growth. A portion of the PRSUs will vest if the Company achieves the thresholds and vesting will increase with performance up to a maximum of 200% of targeted vesting. The grant amounts in the table below represent the maximum number of PRSUs that could vest for each of the executive officers. Performance will be assessed and vesting determined after the Company finalizes financial results for 2018, which is expected to be on or about February 6, 2019 (“determination date”). Revenue from acquired companies will be excluded from the calculation of annual average revenue growth for the first 12 months following the close of the acquisition. PRSUs that do not vest on the determination date will be forfeited.

Performance Award
Named Executive Officer	Number of RSUs Granted
Don R. Kania	19,109
Anthony L. Trunzo	12,872
Bradley J. Thies	10,096

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Senior Vice President, Law and Administration, General Counsel and Secretary
Date: December 17, 2015